CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

               We consent to the references to our firm under the captions "Financial Highlights" for Stein Roe Institutional Client High Yield Fund (one of the series comprising Liberty-Stein Roe Funds Trust) in the Stein Roe Institutional Client Funds Prospectus and "Independent Auditors" and "Financial Statements" in the Liberty-Stein Roe Funds Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A, No. 333-19181) of our report dated August 22, 2001 on the financial statements and financial highlights of Stein Roe Institutional Client High Yield Fund (one of the series comprising Liberty-Stein Roe Funds Trust) and SR&F High-Yield Portfolio (one of the series comprising SR&F Base Trust) included in the Stein Roe Mutual Funds Annual Report dated June 30, 2001.



                                                      ERNST & YOUNG LLP

                                                      /s/ERNST & YOUNG LLP

Boston, Massachusetts
October 25, 2001